Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investors:
Edward C. English, Vice President, Chief Financial Officer and Treasurer of
PRAECIS PHARMACEUTICALS INCORPORATED, 781-795-4320
or ted.english@praecis.com

PRAECIS PHARMACEUTICALS INCORPORATED

Provides Update on Plenaxis® Commercialization

Waltham, MA — December 6, 2004 — PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ: PRCS), today provided an update on the Company’s commercialization of Plenaxis® (abarelix for injectable suspension) in the United States.  The Company stated that Plenaxis® is an important therapy for patients in the indicated population who have limited or no other treatment options available and reported that physician feedback reaffirms that Plenaxis® achieves its intended therapeutic goal of providing these patients with a non-surgical option for managing the symptoms of their advanced prostate cancer.

However, as previously reported, since the initial launch of Plenaxis®, the Company has faced many challenges that have had an adverse impact on the uptake of the product in the market.  These challenges have included the need to achieve sales force efficiency, establish more effective messaging to educate physicians about the product’s indication and the appropriate patient population, and overcome physician uncertainty and concerns over reimbursement.  More specifically, the Company has found that educating physicians about the Plenaxis® User Safety (PLUS) Program and the appropriate patient population for Plenaxis® has markedly increased the sales cycle and requires a very focused sales message and sales call.  In addition, physicians’ concerns over obtaining reimbursement coverage for Plenaxis® during the initial launch phase have been compounded this quarter by increasing physician uncertainty regarding the impact of changing pharmaceutical reimbursement for 2005 as a result of recent Medicare reform.  The impact of these challenges has negatively affected Plenaxis® sales, and therefore, the Company now expects sales to decrease from the third to the fourth quarter of 2004.  Despite this shortfall, the Company continues to expect to end the year with cash, cash equivalents and marketable securities of at least $75.0 million.

The Company is committed to making this innovative product available to patients and continues to work diligently to address these challenges, including as follows:

•                  In September, Kevin F. McLaughlin was promoted to the position of President and Chief Operating Officer and in November, Michael J. Keavany was hired as the Senior Vice President, Sales and Marketing, to lead the re-launch of Plenaxis®.  With his extensive experience launching specialty pharmaceuticals and managing specialty sales forces, Mr. Keavany brings crucial skills to the Company as it strengthens and focuses its sales force, hires representatives for open territories, repositions its marketing campaign and re-launches Plenaxis ®.

•                  The Company continues to refine its marketing message, materials and programs to more effectively differentiate, and educate physicians on, the indicated patient population in order to maximize the usage of Plenaxis®  in those patients.

•                  As of today, the Company has enrolled approximately 3,500 physicians (and hospital pharmacies) in the PLUS Program and continues to work towards converting these enrolled physicians to Plenaxis® prescribers.

•                  In November, the HCPCS National Panel assigned a “J-Code” covering the in-office administration of Plenaxis®, effective as of January 1, 2005.  This code allows for a more streamlined submission of reimbursement claims by treating physicians.

The Company believes that its re-launch of Plenaxis® will enable it to capitalize on the product’s long term potential.  During this re-launch period in the U.S. market, and while the Company awaits approval of its marketing application for Plenaxis® in Germany (and then additional European countries), the Company has decided to remove its previous short and long term sales and earnings guidance, and does not currently anticipate providing further guidance until a consistent trend for Plenaxis® sales emerges.

About Plenaxis®

Plenaxis® is indicated for the palliative treatment of men with advanced symptomatic prostate cancer, in whom LHRH agonist therapy is not appropriate and who refuse surgical castration, and have one or more of the following: (1) risk of neurological compromise due to metastases, (2) ureteral or bladder outlet obstruction due to local encroachment or metastatic disease, or (3)

severe bone pain from skeletal metastases persisting on narcotic analgesia.  Plenaxis® is not indicated in women or children.

For safety reasons, Plenaxis® was approved with marketing restrictions.  Only physicians who have enrolled in the PLUS Program, based on their attestation of qualifications and acceptance of responsibilities, may prescribe Plenaxis®.

Immediate-onset systemic allergic reactions, some resulting in hypotension or syncope, have occurred after administration of Plenaxis®.  These immediate-onset reactions have been reported to occur following any administration of Plenaxis®, including after the initial dose.  The cumulative risk of such a reaction increases with the duration of treatment.  In a clinical trial of patients with advanced, symptomatic prostate cancer, 3 of 81 (3.7%) patients experienced an immediate-onset systemic allergic reaction within minutes of receiving Plenaxis®.  Following each injection of Plenaxis®, patients should be observed for at least 30 minutes in the office and in the event of an allergic reaction, managed appropriately.  The effectiveness of Plenaxis® in suppressing serum testosterone to castrate levels decreases with continued dosing in some patients.  Effectiveness beyond 12 months has not been established.  Treatment failure can be detected by measuring serum total testosterone concentrations just prior to administration on Day 29 and every 8 weeks thereafter.

Full prescribing information for Plenaxis® can be found at www.plenaxis.com.

About PRAECIS

PRAECIS PHARMACEUTICALS INCORPORATED is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies to address significant unmet medical needs.  PRAECIS has received approval from the FDA to market Plenaxis® (abarelix for injectable suspension) in the United States.  PRAECIS employed its proprietary LEAP™ (Ligand Evolution to Active Pharmaceuticals) technology in the development of Plenaxis®.  PRAECIS also has an innovative product pipeline, including clinical programs in Alzheimer’s disease and non-Hodgkin’s lymphoma, as well as discovery programs in oncology and inflammation therapies.

This news release contains forward-looking statements, including, but not limited to, statements regarding the Company’s commercialization of Plenaxis® for the treatment of a subset of advanced symptomatic prostate cancer patients, the Company’s expectations for sales of Plenaxis® in the United States and 2004 year-end cash, and the foreign regulatory review of a marketing application for Plenaxis®.  These statements are based on the Company’s current beliefs and expectations as to future outcomes.  Such statements are subject to numerous factors and uncertainties. These include, but are not limited to, the Company’s ability to identify, hire and retain its sales force and successfully commercialize Plenaxis® in the United States, the Company’s ability to successfully manage operating expenses, the Company’s ability to continue to manufacture or have manufactured Plenaxis® on a commercial scale, decisions regarding insurance reimbursement for Plenaxis®, including by Medicare, the timing and content of decisions made by foreign regulatory authorities, the need for additional research and testing, including as a result of unanticipated determinations by foreign regulatory authorities, unexpected expenditures, and the performance of the Company’s corporate collaborator under its collaboration agreement, as well as the risks set forth from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Plenaxis® and the PLUS Program™ are trademarks of PRAECIS PHARMACEUTICALS INCORPORATED.